SCHEDULE 14A
                                 (Rule 14a-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14A INFORMATION

        Information Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

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Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Information Statement
                                            [ ]  Confidential, for use of
                                                 the Commission only (as
                                                 permitted By Rule 14a-6(e)(2)).
     [ ]  Definitive proxy statement.
     [ ]  Definitive additional materials.
     [X]  Soliciting material under Rule 14a-12.


                               RTIN HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RTIN HOLDINGS



Contact: Curtis Swanson                          or Yvonne L. Zappulla
         President and CEO                          Managing Director
         RTIN Holdings, Inc.                        Wall Street Investor Relations Corp.
         903-295-6800                               212-714-2385
         investorrelations@rtinholdings.com         Yvonne@WallStreetIR.com
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          RTIN Holdings Proposes New Name: Safescript Pharmacies, Inc.

                       New name reflects Company's new era


Longview, TX - (PRNewsWire)-October 8, 2003 RTIN Holdings, Inc. (OTC BB: RTNH), a medical communications and technology company, announced today that it plans to change its name to Safescript Pharmacies, Inc. to better reflect its leading-edge digital, acute care prescription writing and delivery technology business.

The name change and new corporate identity follow the completion of a two-year sweeping corporate overhaul. The Company has embraced a highly effective digitally-based acute care pharmacy model and has completely disengaged from any of its previous holding-company operations and structure. Over the past six months, the Company announced a new executive team led by Curtis Swanson, CEO; Steve Cavender, CFO; David Lee, VP - Technology and Dale Barton, VP - Pharmacy Operations.

"Our name change marks the culmination of a successful transition towards a potentially highly profitable and consistent new business model that has extraordinary growth potential and the discontinuance of all legacy operations. Each of us in the company feels privileged to be part of what we believe is a new era in the prescription delivery industry. With our name change to Safescript Pharmacies, Inc., we intend to send a clear signal that we are galvanized and focused on defining our business within the parameters of the pharmaceutical sector," commented Curtis Swanson, CEO of RTIN.


The Preliminary Solicitation of Written Consents filed today with the Securities and Exchange Commission by the Board of Directors of RTIN relates to written consent by a majority of the shareholders of the Company to amend the Company's Articles of Incorporation to increase the authorized capital of RTIN from 25,000,000 shares of common stock to 50,000,000 shares of common stock and approve "Safescript Pharmacies, Inc." as the new name of the company. Written consents will be effective November 17, 2003 regardless of when they are received by the Company. If approved by shareholders, the increase in authorized capital and new name would become effective upon filing of the necessary

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documentation  with the  Secretary  of State of the  State of Texas  immediately following approval by the shareholders. A new CUSIP number and trading symbol will be assigned following the effective date of the name change. Swanson continues, "There is a new paradigm taking place in prescription delivery. We have the potential to set new standards for the industry with our level of customer service, creating a win-win for all participants in the system. Our wireless, digital pharmacy system optimizes care for the patient, time and cost savings for the physicians, and offers a more profitable and rewarding experience for the pharmacist. Our goal is to create an environment for continued innovation and assure the growth and success for our Company and its shareholders for many years to come."

As of October 8, 2003, the Company operates eight Company-owned pharmacies in two states. Four licensees of the RTIN technology operate pharmacies in four additional states.


About RTIN Holdings, Inc.
RTIN Holdings, Inc. is a public holding company with four operating subsidiaries, Safe Med Systems, Inc., MedEx Systems, Inc., Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. Safe Med Systems, Inc. and MedEx Systems, Inc. are medical communications/technology companies that provide state-of-the-art, prescription units loaded with patent-pending software and secure, broadband wireless technology. Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. are the preferred retail pharmacy provider that specializes in filling prescriptions generated by the Safe Med Systems and MedEx Systems technology. For additional information please visit our websites at www.rtinholdings.com and www.safemedinc.com


About the Solicitation of Written Consents
Shareholders should read the Solicitation of Written Consent when they become available because it contains important information relating to the proposed amendments and RTIN. The Solicitation of Written Consent may be obtained, when it becomes available, by any shareholder by contacting the RTIN. In addition, preliminary soliciting materials and other relevant documentation may be obtained free from the Securities and Exchange Commission web site at www.sec.gov.


Certain statements in this news releases may constitute "forward-looking" statements within the meaning of section 21E of the Securities and Exchange Act of 1934. The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. Some of the factors that may affect the forward looking statements in this news release are the rate of acceptance of new versions of proprietary software, the availability of personnel to present new software to users and the availability and functionality of competitive systems. Other risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission. Such forward-looking statements involve risks, uncertainties, which may cause the actual results, performance, or achievement expressed or implied to differ.


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